Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Gerald Lyons		Mary M. Gentry
Executive Vice President, Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4854		(864) 286-4892

SCANSOURCE REPORTS FOURTH QUARTER AND FULL-YEAR RESULTS
Strategic Initiatives Underway to Enhance Value to Sales Channel and Suppliers

GREENVILLE, SC -- August 20, 2019 -- ScanSource, Inc. (NASDAQ: SCSC), a leading provider of technology products and solutions, today announced financial results for the fourth quarter and fiscal year ended June 30, 2019.

	Quarter ended June 30,			Fiscal year ended June 30,
	2019	2018	Change	2019	2018	Change
	(in millions, except per share data)			(in millions, except per share data)
Net sales	$960.8	$993.9	(3)%	$3,873	$3,846	1%
Operating income	20.0	19.8	1%	90.0	67.6	33%
Non-GAAP operating income(1)	29.4	30.8	(4)%	128.5	124.0	4%
GAAP net income	11.6	10.4	11%	57.6	33.2	74%
Non-GAAP net income(1)	18.3	19.9	(8)%	86.4	79.8	8%
GAAP diluted EPS	$0.45	$0.40	13%	$2.24	$1.29	74%
Non-GAAP diluted EPS(1)	$0.71	$0.77	(8)%	$3.36	$3.11	8%

(1) Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration and other non-GAAP items. A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

“While we did not finish our fiscal year as strongly as we started, we delivered record net sales of $3.9 billion for fiscal year 2019,” said Mike Baur, Chairman and CEO, ScanSource, Inc. “In North America, we are executing on our strategic initiatives to offer technology solutions, services and recurring revenue as One ScanSource. Earlier today, we announced plans to divest of certain businesses outside of the United States, Canada and Brazil to align our investments with higher-growth, higher-margin businesses.”
Quarterly Results
Net sales for the fourth quarter of fiscal year 2019 decreased 3% year-over-year to $960.8 million. Organic sales, which exclude the impact of foreign currency translation and recent acquisitions, decreased 2% year-over-year, primarily in the Worldwide Barcode, Security and Networking segment. Operating income increased 1% to $20.0 million year-over-year. Non-GAAP operating income decreased 4% to $29.4 million, primarily from lower sales volumes.

On a GAAP basis, net income for the fourth quarter of fiscal year 2019 totaled $11.6 million, or $0.45 per diluted share, compared with net income of $10.4 million, or $0.40 per diluted share, for the prior-year quarter. Non-GAAP net income totaled $18.3 million, or $0.71 per diluted share, compared to $19.9 million, or $0.77 per diluted share, for the prior-year quarter.

Full-Year Results
For fiscal year 2019, net sales increased 1% to $3.9 billion. Organic sales for fiscal year 2019 increased 2% year-over-year, driven by 9% sales growth in the Worldwide Communications and Services segment. Operating income increased 33% to $90.0 million, largely from decreased expense for the change in fair value of contingent consideration. Non-GAAP operating income increased 4% to $128.5 million, driven by higher gross profit and higher margins.

On a GAAP basis, net income for fiscal year 2019 totaled $57.6 million, or $2.24 per diluted share, compared to net income of $33.2 million, or $1.29 per diluted share, for the prior-year. Non-GAAP net income increased 8% to $86.4 million, or $3.36 per diluted share, compared to $79.8 million, or $3.11 per diluted share, for the prior-year.

Exhibit 99.1

Acquisition of intY
On July 1, 2019, ScanSource announced the acquisition of intY and its award-winning CASCADE cloud services distribution platform. As an additional element of ScanSource’s cloud and digital strategy, intY’s CASCADE solution provides ScanSource channel partners with another route-to-market to enable key strategic cloud services, including Microsoft, Symantec, and Acronis. Founded in 1997 and based in Bristol, UK, intY has 65 employees. The acquisition closed on July 1, 2019, and the terms of the agreement were not disclosed.
Plan to Divest Certain Businesses Outside of US, Canada and Brazil

Earlier today, ScanSource announced plans to divest certain businesses outside of the United States, Canada and Brazil (the “Planned Divestitures”). ScanSource will continue to operate and invest in its digital distribution business in these geographies, including its recent acquisitions of intY, Canpango and Intelisys Global. These plans are part of a strategic portfolio repositioning to align investments with higher-growth, higher-margin businesses. The Planned Divestitures, comprised of physical product businesses in Europe, UK, Mexico, Colombia, Chile, Peru and the Miami-based export operations, had net sales of $623 million for fiscal year 2019 and at June 30, 2019 had working capital of $205 million.

Forecast for Next Quarter
ScanSource is providing the forecast for next quarter, excluding the Planned Divestitures. For the first quarter of fiscal year 2020, ScanSource expects GAAP net sales to range from $970 million to $1.03 billion and non-GAAP net sales excluding the Planned Divestitures to range from $830 million to $890 million. For the first quarter of fiscal year 2020, ScanSource expects diluted earnings per share to range from $0.47 to $0.52 and non-GAAP diluted earnings per share to range from $0.70 to $0.75. Non-GAAP diluted earnings per share exclude operating results for the Planned Divestitures, amortization of intangible assets related to acquisitions and change in fair value of contingent consideration
Webcast Details and CFO Commentary
At approximately 4:15 p.m. ET today, a CFO commentary, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and outlook in a conference call today, August 20, 2019, at 5:00 p.m. ET. A webcast of the call will be available for all interested parties and can be assessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.
Safe Harbor Statement

This press release contains “forward-looking” statements, including the forecast of sales and earnings per share for next quarter and plans to divest certain businesses outside of the US, Canada and Brazil, that involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, the impact of tax reform laws, the failure of acquisitions to meet the Company's expectations, the failure to manage and implement the Company's organic growth strategy, credit risks involving the Company's larger customers and vendors, termination of the Company's relationship with key vendors or a significant modification of the terms under which it operates with a key vendor, the decline in demand for the products and services that the Company provides, reduced prices for the products and services that the Company provides due both to competitor and customer action, the Company's ability to find a buyer for the Planned Divestitures on acceptable terms or to otherwise dispose of the operations, changes in the Company's operating strategy and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2018, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.
Net sales on a constant currency basis, excluding acquisitions: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.
Non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). These non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP pre-tax income, non-GAAP net income, and non-GAAP diluted EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. ROIC is calculated as adjusted EBITDA over invested capital. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("Adjusted EBITDA") excludes the change in fair value of contingent consideration and acquisition costs, in addition to other non-GAAP adjustments. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is at the center of the technology solution delivery channel, connecting businesses and providing solutions for their complex needs. ScanSource sells through multiple, specialized routes-to-market with digital, physical and services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. ScanSource enables its sales partners to create, deliver and manage solutions for end-customers across almost every vertical market. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2019 Best Places to Work in South Carolina and on FORTUNE magazine’s 2019 List of World’s Most Admired Companies. ScanSource ranks #643 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	June 30, 2019	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$23,818	$25,530
Accounts receivable, less allowance of $38,849 at June 30, 2019 and $45,561 at June 30, 2018	654,983	646,086
Inventories	697,343	595,948
Prepaid expenses and other current assets	101,171	94,598
Total current assets	1,477,315	1,362,162
Property and equipment, net	63,363	73,042
Goodwill	319,538	298,174
Identifiable intangible assets, net	127,939	136,806
Deferred income taxes	24,724	22,199
Other non-current assets	54,382	52,912
Total assets	$2,067,261	$1,945,295

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$558,101	$562,564
Accrued expenses and other current liabilities	91,407	90,873
Current portion of contingent consideration	38,393	42,975
Income taxes payable	4,310	13,348
Short-term borrowings	4,590	—
Current portion of long-term debt	4,085	551
Total current liabilities	700,886	710,311
Deferred income taxes	1,395	1,769
Long-term debt, net of current portion	151,014	4,878
Borrowings under revolving credit facility	200,817	244,000
Long-term portion of contingent consideration	39,532	65,258
Other long-term liabilities	59,488	52,703
Total liabilities	1,153,132	1,078,919
Shareholders' equity:
Common stock	64,287	68,220
Retained earnings	939,930	882,333
Accumulated other comprehensive income (loss)	(90,088)	(84,177)
Total shareholders' equity	914,129	866,376
Total liabilities and shareholders' equity	$2,067,261	$1,945,295

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended June 30,		Fiscal year ended June 30,
	2019	2018	2019	2018
Net sales	$960,833	$993,852	$3,873,111	$3,846,260
Cost of goods sold	850,969	880,503	3,420,539	3,410,135
Gross profit	109,864	113,349	452,572	436,125
Selling, general and administrative expenses	77,952	76,834	314,521	297,475
Depreciation expense	3,201	3,252	13,155	13,311
Intangible amortization expense	5,024	5,056	19,732	20,657
Change in fair value of contingent consideration	3,665	8,448	15,200	37,043
Operating income	20,022	19,759	89,964	67,639
Interest expense	3,966	2,494	13,382	9,149
Interest income	(447)	(1,365)	(1,843)	(3,713)
Other expense, net	265	587	517	1,278
Income before income taxes	16,238	18,043	77,908	60,925
Provision for income taxes	4,660	7,655	20,311	27,772
Net income	$11,578	$10,388	$57,597	$33,153
Per share data:
Net income per common share, basic	$0.45	$0.41	$2.25	$1.30
Weighted-average shares outstanding, basic	25,627	25,577	25,642	25,522

Net income per common share, diluted	$0.45	$0.40	$2.24	$1.29
Weighted-average shares outstanding, diluted	25,691	25,675	25,734	25,624

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended June 30,
	2019	2018	% Change
Worldwide Barcode, Networking & Security:	(in thousands)
Net sales, as reported	$636,172	$684,552	(7.1)%
Foreign exchange impact (a)	7,199	—
Net sales, constant currency (non-GAAP)	643,371	684,552	(6.0)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$643,371	$684,552	(6.0)%

Worldwide Communications & Services:
Net sales, as reported	$324,661	$309,300	5.0%
Foreign exchange impact (a)	7,489	—
Net sales, constant currency (non-GAAP)	332,150	309,300	7.4%
Less: Acquisitions	(2,042)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$330,108	$309,300	6.7%

Consolidated:
Net sales, as reported	$960,833	$993,852	(3.3)%
Foreign exchange impact (a)	14,688	—
Net sales, constant currency (non-GAAP)	975,521	993,852	(1.8)%
Less: Acquisitions	(2,042)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$973,479	$993,852	(2.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2019 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2018.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Fiscal year ended June 30,
Worldwide Barcode, Networking & Security:	2019	2018	% Change
	(in thousands)
Net sales, as reported	$2,589,837	$2,628,988	(1.5)%
Foreign exchange impact (a)	33,318	—
Net sales, constant currency	2,623,155	2,628,988	(0.2)%
Less: Acquisitions	(23,465)	(14,553)
Net sales, constant currency excluding acquisitions	$2,599,690	$2,614,435	(0.6)%

Worldwide Communications & Services:
Net sales, as reported	$1,283,274	$1,217,272	5.4%
Foreign exchange impact (a)	45,655	—
Net sales, constant currency	1,328,929	1,217,272	9.2%
Less: Acquisitions	(7,261)	—
Net sales, constant currency excluding acquisitions	$1,321,668	$1,217,272	8.6%

Consolidated:
Net sales, as reported	$3,873,111	$3,846,260	0.7%
Foreign exchange impact (a)	78,973	—
Net sales, constant currency	3,952,084	3,846,260	2.8%
Less: Acquisitions	(30,726)	(14,553)
Net sales, constant currency excluding acquisitions	$3,921,358	$3,831,707	2.3%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the year ended June 30, 2019 into U.S. dollars using the average foreign exchange rates for the year ended June 30, 2018.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended June 30,
	2019	2018	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$728,213	$751,678	(3.1)%
Less: Acquisitions	(2,042)	—
Net sales, excluding acquisitions (non-GAAP)	$726,171	$751,678	(3.4)%

International:
Net sales, as reported	$232,620	$242,174	(3.9)%
Foreign exchange impact (a)	14,688	—
Net sales, constant currency (non-GAAP)	247,308	242,174	2.1%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$247,308	$242,174	2.1%

Consolidated:
Net sales, as reported	$960,833	$993,852	(3.3)%
Foreign exchange impact (a)	14,688	—
Net sales, constant currency (non-GAAP)	975,521	993,852	(1.8)%
Less: Acquisitions	(2,042)	—
Net sales, constant currency excluding acquisitions (non-GAAP)	$973,479	$993,852	(2.0)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended June 30, 2019 into U.S. dollars using the average foreign exchange rates for the quarter ended June 30, 2018.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Fiscal year ended June 30,
	2019	2018	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$2,917,780	$2,847,197	2.5%
Less: Acquisitions	(30,726)	(14,553)
Net sales, excluding acquisitions	$2,887,054	$2,832,644	1.9%

International:
Net sales, as reported	$955,331	$999,063	(4.4)%
Foreign exchange impact (a)	78,973	—
Net sales, constant currency	1,034,304	999,063	3.5%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	$1,034,304	$999,063	3.5%

Consolidated:
Net sales, as reported	$3,873,111	$3,846,260	0.7%
Foreign exchange impact (a)	78,973	—
Net sales, constant currency	3,952,084	3,846,260	2.8%
Less: Acquisitions	(30,726)	(14,553)
Net sales, constant currency excluding acquisitions	$3,921,358	$3,831,707	2.3%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the year ended June 30, 2019 into U.S. dollars using the average foreign exchange rates for the year ended June 30, 2018.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Quarter ended June 30, 2019
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$20,022	$16,238	$11,578	$0.45
Adjustments:
Amortization of intangible assets	5,024	5,024	3,802	0.15
Change in fair value of contingent consideration	3,665	3,665	2,780	0.11
Acquisition costs (a)	230	230	230	0.01
Restructuring costs	483	483	342	0.01
Tax recovery, net	—	—	(387)	(0.02)
Non-GAAP measure	$29,424	$25,640	$18,345	$0.71

	Quarter ended June 30, 2018
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$19,759	$18,043	$10,388	$0.40
Adjustments:
Amortization of intangible assets	5,056	5,056	3,521	0.14
Change in fair value of contingent consideration	8,448	8,448	5,679	0.22
Tax recovery and related interest income	(2,466)	(3,119)	(2,058)	(0.08)
Tax reform charges	—	—	2,345	0.09
Non-GAAP measure	$30,797	$28,428	$19,875	$0.77

(a) Acquisition costs are generally non-deductible for tax purposes.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Fiscal year ended June 30, 2019
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$89,964	$77,908	$57,597	$2.24
Adjustments:
Amortization of intangible assets	19,732	19,732	14,956	0.58
Change in fair value of contingent consideration	15,200	15,200	11,294	0.44
Acquisition costs (a)	1,218	1,218	1,218	0.05
Restructuring costs	2,402	2,402	1,740	0.07
Tax recovery, net	—	—	(387)	(0.02)
Non-GAAP measure	$128,516	$116,460	$86,418	$3.36

	Fiscal year ended June 30, 2018
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$67,639	$60,925	$33,153	$1.29
Adjustments:
Amortization of intangible assets	20,657	20,657	14,021	0.55
Change in fair value of contingent consideration	37,043	37,043	24,697	0.96
Acquisition costs (a)	172	172	172	0.01
Legal settlement, net of attorney fees	952	952	771	0.03
Tax recovery and related interest income	(2,466)	(3,119)	(2,058)	(0.08)
Tax reform charges	—	—	9,034	0.35
Non-GAAP measure	$123,997	$116,630	$79,790	$3.11
(a) Acquisition costs are generally non-deductible for tax purposes.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended June 30,		Fiscal year ended June 30,
	2019	2018	2019	2018
Return on invested capital (ROIC), annualized (a)	10.6%	12.5%	12.0%	12.5%

Reconciliation of Net Income to Adjusted EBITDA
Net income (GAAP)	$11,578	$10,388	$57,597	$33,153
Plus: Interest expense	3,966	2,494	13,382	9,149
Plus: Income taxes	4,660	7,655	20,311	27,772
Plus: Depreciation and amortization (b)	9,053	9,291	36,619	37,495
EBITDA (non-GAAP)	29,257	29,828	127,909	107,569
Adjustments:
Change in fair value of contingent consideration	3,665	8,448	15,200	37,043
Acquisition costs	230	—	1,218	172
Restructuring costs (b)	483	—	2,267	—
Tax recovery and related interest income	—	(3,119)	—	(3,119)
Legal settlement, net of attorney fees	—	—	—	952
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$33,635	$35,157	$146,594	$142,617

Invested Capital Calculation
Equity - beginning of the quarter	$911,063	$877,796	$866,376	$837,145
Equity - end of the quarter	914,129	866,376	914,129	866,376
Adjustments:
Change in fair value of contingent consideration, net of tax	2,780	5,679	11,294	24,697
Acquisition costs	230	—	1,218	172
Restructuring costs, net of tax (b)	342	—	1,631	—
Tax recovery and related interest income, net of tax	(387)	(2,058)	(387)	(2,058)
Tax reform charges	—	2,345	—	9,034
Legal settlement, net of attorney fees, net of tax	—	—	—	771
Average equity	914,079	875,069	897,131	868,069
Average funded debt (c)	355,932	253,393	329,473	276,233
Invested capital (denominator for ROIC) (non-GAAP)	$1,270,011	$1,128,462	$1,226,604	$1,144,302

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Accelerated depreciation expense on certain European facilities in connection with restructuring in the third quarter of fiscal 2019 are classified as depreciation expense above rather that restructuring costs.

(c) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports Fourth Quarter and Full-Year Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:
	Forecast for Quarter ending September 30, 2019
	Range Low	Range High
GAAP net sales, reported	$970,000	$1,030,000
Adjustments:
Net sales for planned divestitures	(140,000)	(140,000)
Non-GAAP net sales, excluding planned divestitures	$830,000	$890,000

GAAP diluted EPS	$0.47	$0.52
Adjustments:
Amortization of intangible assets	0.13	0.13
Change in fair value of contingent consideration	0.05	0.05
Results of planned divestitures (a)	0.05	0.05
Non-GAAP diluted EPS	$0.70	$0.75

(a) Reflects operating results for planned divestitures and does not include any non-cash charges from write-downs or costs associated with a sale or liquidation of the businesses and their assets.